Exhibit 99.1

TE Connectivity Announces Pricing of $500 Million Senior Notes Offering

SCHAFFHAUSEN, Switzerland, July 31, 2017 — TE Connectivity Ltd. (NYSE: TEL) (“TE Connectivity”) today announced that its wholly-owned subsidiary, Tyco Electronics Group S.A. (“TEGSA”), has priced an offering of:

•                  $100 million aggregate principal amount of its 3.450% senior notes due 2024; and

•                  $400 million aggregate principal amount of its 3.125% senior notes due 2027.

The offer is being made pursuant to an effective registration statement filed by TE Connectivity and TEGSA on July 29, 2016.

The $100 million senior notes due 2024 will be issued at a price of 103.542% plus accrued interest from August 1, 2017 and will have a stated interest rate of 3.450% per year, payable semi-annually. The new notes will be fungible with, rank equally with and form a single series of securities with our existing 3.450% Senior Notes due 2024. Upon completion of this offering, the aggregate principal amount outstanding of the notes due 2024 will be $350 million. The $400 million senior notes due 2027 will be issued at a price of 99.199% and will have a stated interest rate of 3.125% per year, payable semi-annually.

TE Connectivity intends to use the net proceeds of this offering for general corporate purposes.

Bank of America Merrill Lynch, Citigroup Global Markets Inc., and Goldman, Sachs & Co. LLC are joint book-running managers for this offering, which is expected to close on August 3, 2017.

A copy of the base prospectus in the registration statement or the prospectus supplement for the offering can be obtained from the Securities and Exchange Commission’s website at www.sec.gov, or from Bank of America Merrill Lynch, 200 North College Street, 3rd floor, Charlotte, NC 28255-0001, Attn: Prospectus Department, by calling 1-800-294-1322, or by emailing dg.prospectus_requests@baml.com, or from Citigroup Global Markets Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, by calling 1-800-831-9146, or by emailing prospectus@citi.com, or from Goldman, Sachs & Co. LLC, Prospectus Department, 200 West Street, New York, NY 10282, by calling 1-866-471-2526, by faxing 212-902-9316 or by emailing prospectus-ny@ny.email.gs.com.

This announcement does not constitute an offer to sell or the solicitation of offers to buy any security and shall not constitute an offer, solicitation, or sale of any security in any jurisdiction in which such offer, solicitation, or sale would be unlawful.

FORWARD-LOOKING STATEMENTS

This press release contains certain “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and are subject to risks, uncertainty and changes in circumstances, which may cause actual results, performance, financial condition or achievements to differ materially from anticipated results, performance, financial condition or achievements. All statements contained herein that are not clearly historical in nature are forward-looking and the words “anticipate,” “believe,” “expect,” “estimate,” “plan,” and similar expressions are generally intended to identify forward-looking statements. We have no intention and are under no obligation to update or alter (and expressly disclaim any such intention or obligation to do so) our forward-looking statements whether as a result of new information, future events or otherwise, except to the extent required by law. The forward-looking statements in this release include statements addressing our future financial condition and operating results. Examples of factors that could cause actual results to differ materially from those described in the forward-looking statements include, among others, business, economic, competitive and regulatory risks, such as conditions affecting demand for products, particularly in the automotive and data and devices industries; competition and pricing pressure; fluctuations in foreign currency exchange rates and commodity prices; natural disasters and political, economic and military instability in countries in which we operate; developments in the credit markets; future goodwill impairment; compliance with current and future environmental and other laws and regulations; and the possible effects on us of changes in tax laws, tax treaties and other legislation.  More detailed information about these and other factors is set forth in TE Connectivity Ltd.’s Annual Report on Form 10-K for the fiscal year ended Sept. 30, 2016 as well as in our Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other reports filed by us with the U.S. Securities and Exchange Commission.

ABOUT TE CONNECTIVITY

TE Connectivity (NYSE: TEL) is a global technology leader with revenues of approximately $13 billion. Our commitment to innovation enables advancements in transportation, industrial applications, medical technology, energy, data communications, and the home. TE’s unmatched breadth of connectivity and sensor solutions, proven in the harshest of environments, helps build a safer, greener, smarter and more connected world. With 75,000 people — including more than 7,000 engineers — working alongside customers in nearly 150 countries, we help ensure that EVERY CONNECTION COUNTS.

Contacts:	Media Relations:
B.J. Talley
TE Connectivity
610-893-9553
bj.talley@te.com

Investor Relations:
Sujal Shah
TE Connectivity
610-893-9790
sujal.shah@te.com